UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 4, 2011
Date of Report (Date of earliest event reported)

Royal Bancshares of Pennsylvania, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668 - 4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2011, Royal Bancshares of Pennsylvania, Inc. (the “Company”) received a notification letter (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s Class A common stock had closed below the $1.00 per share minimum required for continued listing on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”).

The Notice has no effect on the listing of the Company’s Class A common stock at this time and the Company’s common stock will continue to trade on the NASDAQ Global Market under the symbol “RBPAA.”

The Notice also stated that the Company would be provided 180 calendar days (about 6 months), or until May 2, 2012, to regain compliance with the Minimum Bid Price Rule. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive business days prior to that date.  The Company presently expects that it will regain compliance well before the May 2, 2012 date.

If the Company does not regain compliance by May 2, 2012, the Company may be eligible for an additional grace period if it applies to transfer the listing of its Class A common stock to the NASDAQ Capital Market.  To qualify, the Company would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split if necessary.  If the NASDAQ staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, NASDAQ will provide notice that the Company's Class A common stock will be subject to delisting.  The Company would then have the right to appeal a determination to delist its Class A common stock, and the common stock would remain listed on the NASDAQ Global Market until the completion of the appeal process.

The Company intends to continue to monitor the bid price for its common stock. If the Company’s Class A common stock does not trade at a level that is likely to regain compliance with the NASDAQ requirements, the Company’s Board of Directors will consider other options that may be available to achieve compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Bancshares of Pennsylvania, Inc.

Dated: November 9, 2011

	By:	/s/ James J. McSwiggan
James J. McSwiggan
President and Chief Operating Officer